UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

AIM EXPLORATION INC.
(Exact name of registrant as specified in charter)

Nevada	333-182071	67-0682135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Green Valley Parkway, Suite 200 Henderson, Nevada	89012
(Address of principal executive offices)	(Zip Code)

1-844-246-7378
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01
Other Events

On August 7, 2015, the Company received a non-binding Letter of Intent to Purchase Anthracite Coal (the “LOI”) from Prina Energy Private Limited (“Prina”) in which Prina agrees to annually purchase 500,000 metric tons of anthracite coal from the Company. The Company notified Prina of its intent to accept the terms of the LOI on August 10, 2015. Coal delivered to Prina must meet certain specifications as provided by Prina and the Company must provide a two percent performance bond. The specific terms of the agreement between Prina and the Company, such as the price and contract period, are still being negotiated in good faith and will be memorialized in a separate, binding agreement between the parties.

Item 9.01
Financial Statements and Exhibits.

Exhibit
Number	Description
20.1	Letter of Intent from Prina Energy Private Limited dated August 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of August 25, 2015.

Aim Exploration Inc.

By:	/s/ James Robert Todhunter
James Robert Todhunter President,
Chief Executive Officer